ITEM 77Q-1.2

February 28, 2017

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Barings
Global Short Duration High Yield Fund (formerly,
Babson Capital Global Short Duration High Yield Fund)
(Investment Company Act file number 811-22562)
(the "Registrant") and, under the date of February 29,
2016, we reported on the statement of assets and
liabilities, including the schedule of investments as
of December 31, 2015, and the related statements of
operations for the year then ended, the statement of
changes in net assets for each of the years in the
two-year period then ended, and the financial highlights
for each of the years in the three-year period then
ended and for the period from October 26, 2012
(commencement of operations) to December 31, 2012.
On July 18, 2016 we were dismissed from the role of
principal accountants.

We have read the statements made by the Registrant
which we understand will be filed with the Commission
pursuant to Item 77K of Form N-SAR dated
February 28, 2017, and we agree with such statements,
except that we are not in a position to agree or
disagree with the Registrant's statements regarding:

1) The reasons for considering and ultimately
 changing principal accountants.
2) The change was recommended by the Audit
 Committee and approved by the Board of Trustees.
3) The appointment of Deloitte & Touche LLP
 ("Deloitte") as independent registered public
 accounting firm.
4) That neither the Registrant nor anyone on its
 behalf has consulted with Deloitte regarding
 (i) the application of accounting principles
 to a specific transaction, either completed or
 proposed, or the type of audit opinion that might
 be rendered on the Registrant's financial
 statements and neither a written report nor oral
 advice was provided to the Registrant that
 Deloitte concluded was an important factor
 considered by the Registrant in reaching a
 decision as to any accounting, auditing, or
 financing reporting issue; and (ii) any matter
 that was subject of a "disagreement" as that term
 is defined in Item 304(a)(1)(iv) of Regulation
 S-K or any reportable event within the meaning of
 Item 304(a)(1)(v) of Regulation S-K.

Very truly yours,

/s/ KPMG LLP